SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2007

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 2.01  Completion of Acquisition or Disposition of Assets.

On December 20, 2007, LCNB Corp. ("LCNB") consummated the merger of Sycamore National Bank ("Sycamore") with and into LCNB National Bank, a wholly-owned subsidiary of LCNB (the "Bank") in accordance with the Amended and Restated Affiliation Agreement, dated as of September 24, 2007 by and among LCNB, Sycamore and the Bank (the "Affiliation Agreement").  Pursuant to the terms of the Affiliation Agreement, each share of Sycamore common stock, $1.00 par value, issued and outstanding immediately prior to the effective time of the merger, was converted into the right to receive either (i) 2.444 LCNB common shares, with no par value, or cash in lieu thereof for fractional shares, or (ii) $33.75 in cash.

The description of the Affiliation Agreement and the transactions contemplated thereby, including the merger, contained in this Item 2.01 do not purport to be complete and are qualified in their entirety by reference to the Affiliation Agreement, which is attached hereto as Exhibit 2.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On December 21, 2007, LCNB and Sycamore jointly issued a press release announcing the completion of the merger of Sycamore with and into the Bank, as further described in the press release.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.

Description

2.01

Amended and Restated Affiliation Agreement dated as of September 24, 2007, by and among LCNB Corp., LCNB National Bank and Sycamore National Bank (incorporated by reference to Form S-4A filed on October 22, 2007, Annex A).

99.1

Press release dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: December 21, 2007	By: /s/ Stephen P. Wilson
Stephen P. Wilson Chief Executive Officer

December 21, 2007

    For more information contact:

Stephen P. Wilson, President & CEO or

Steve Foster, Executive Vice President & CFO

(513) 932-1414 or 1-800-344-BANK

TO ALL MEDIA:

FOR IMMEDIATE RELEASE

Re:

LCNB Corp. Closes on Acquisition of Sycamore National Bank

LEBANON, Ohio—December 21, 2007--LCNB Corp. (OTCBB:LCNB) LCNB Corp. announced the merger between LCNB National Bank and Sycamore National Bank is now complete. Today’s closing follows the special meeting held on December 6, 2007, at which the Sycamore shareholders overwhelmingly approved the transaction.

The customers' transition from Sycamore National Bank to LCNB National Bank will be virtually seamless. No action is required by the customer at this time. LCNB will take care of the account changeovers.

Each customer will be mailed a booklet that is designed to answer their questions about their accounts and introduce LCNB National Bank, its products, services, locations and extensive ATM network.  Most or all questions will be answered in this booklet; however, customers are encouraged to call 800-344-2265 with additional questions, or visit their local office.

Sycamore National Bank Chairman, Bill Huddleson, pointed out the rich heritage and similar cultures of both organizations. He stated, “The focus on customers and community is what both organizations hold dear. And, this transaction will be a win for the shareholders and the customers of the Sycamore National Bank.”

Stephen P. Wilson, President and CEO of LCNB National Bank commented, “We are honored to have customers, employees and shareholders of Sycamore National Bank become part of LCNB. The history, culture and concern for customer service that are part of Sycamore’s everyday mission will fit perfectly with the LCNB philosophy. We bring a wider variety of products and delivery channels to the combination. LCNB Corp. is a financial holding company offering banking, trust, investment services, and insurance products in six counties serving Southwestern Ohio. This combination will allow us to now serve customers in the entire tri-state area. Our goal in this transaction is to increase our market area, enhance shareholder value and to maintain our customer-centered focus.”

Sycamore National Bank President & CEO, John Calhoun, added, “Our shareholders, customers and employees all benefit greatly from this new community team. Most importantly, we can now offer the same financial services larger banks offer, yet still provide the personal service for which we are well known.” John is joining LCNB National Bank as an Executive Vice President.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Affiliates of LCNB Corp. are LCNB National Bank, with 24 offices located in Warren, Butler, Clinton, Clermont, Hamilton and Montgomery Counties, Ohio, and Dakin Insurance Agency, Inc. Additional information about LCNB Corp. and information about products and services offered by LCNB National Bank and Dakin Insurance Agency can be found on the Internet at www.lcnb.com and www.dakin-ins.com.